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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-84610, No. 33-83018, No. 33-99862, No. 33-
99864, No. 333-1620, No. 333-34693, No. 333-34695, No. 333-46887, No. 333-
75361, No. 333-56149, No. 333-30734, and No. 333-30736) and Form S-3
(No. 333-69227) of Total Renal Care Holdings, Inc. of our report dated March 22, 2000, relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 22, 2000 relating to the Financial Statement Schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington
March 28, 2000